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                                                                      Exhibit 11

                                                          [Lincoln LOGO]
                                                          Financial Group(R)
                                                          Lincoln Life & Annuity
                                                          Company of New York

John R. Reizian, Esquire
Assistant Vice President and Associate General Counsel
The Lincoln National Life Insurance Company
Hartford, CT 06103
Telephone: (860) 466-1539
Facsimile: (860) 466-1778
John.Reizian@LFG.com

November 7, 2008

U.S. Securities and Exchange Commission
100 F Street N. E.
Washington, D.C. 20549-0506

Re: LLANY Separate Account M for Flexible Premium Variable Life (the "Account")
    Lincoln Life & Annuity Company of New York ("LLANY")
    FILE NO:  811-08559; CIK 0001051629
    Initial Registration Statement, Form N-6

Dear Sir or Madam:

As Assistant Vice President and Associate General Counsel of Lincoln Life & Annuity Company of New York ("LLANY"), I am representing LLANY in these matters. I am familiar with the actions of the Board of Directors of LLANY, establishing the Account and its methods of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

In the course of preparing this opinion, I have reviewed the Charter and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on my review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Initial Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I further consent to the use of this opinion as an Exhibit to said Initial Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.

Very truly yours,


/s/ John L. Reizian
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John L. Reizian
Assistant Vice President and Associate General Counsel